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                                                              EXHIBIT 10.15.4

                       MONEY MARKET GRID PROMISSORY NOTE
                               (Schedule Attached)

                                                        Dated: August 5, 1996

FOR VALUE RECEIVED, Rexene Corporation (the "Borrower") does hereby unconditionally promise to pay upon maturity to The Bank of Nova Scotia (the "Bank"), any successor or assign, the principal sum of TEN MILLION UNITED STATES DOLLARS ($10,000,000 U.S.) or such lesser amount as may be outstanding hereunder as advances from time to time as shown in the schedule attached hereto. The principal amount of each loan evidenced hereby shall be paid on the maturity date therefor specified in the schedule attached hereto. The Company promises to pay interest on the unpaid principal amount of each loan, from the date of such loan until the principal amount thereof is paid in full, at the interest rate per annum applicable thereto, as specified in the schedule attached hereto.

At the Bank's discretion, advances may be obtained hereunder, upon telephonic or written communication of a duly authorized officer or representative of Borrower who previously shall have been designated in writing to lender for interest periods up to thirty days, such interest periods to be selected by the Borrower on same business days' notice to the Bank. The Bank agrees to provide the Borrower written confirmation of any loans hereunder. After maturity, interest on the unpaid principal of any advance shall be calculated at 1% per annum above the Bank's Base Rate New York (being a variable per annum reference rate of interest announced and adjusted by the Bank from time to time for loans made in the United States). All interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed and payable at maturity.

The date, amount, interest period, maturity date, interest rate and repayment of each advance will be recorded by the Bank on the grid schedule attached hereto and such notations will constitute prima facie evidence of the existence and amounts of the obligation of the Borrower, absent any manifest error and provided that the failure of the Bank to complete the grid schedule hereto from time to time shall not affect the obligation of the Borrower hereunder.

The Borrower will compensate the Bank on demand for any reasonable costs or actual losses suffered due to an early termination of an interest period by the Borrower, new or increased taxes (other than taxes on the Bank's general income) or reserve costs in compliance by the Bank with any law, regulation or guideline of or any interpretation or change thereof by any government, agency, court of other administrative authority, whether or not the same has force of law, or any other reason other than the gross negligence or wilful misconduct of the Bank.

In addition, the Borrower agrees upon default to pay all reasonable costs of collection, including reasonable legal fees actually incurred by the Bank.

The Bank may sell or grant participation in the Note without giving notice to the Borrower, provided the Bank agrees that it and the parties which participate in the Note will comply with all applicable state and federal securities laws. Furthermore, the participant agrees to be bound by the confidentiality provisions agreed to by the Bank.

All amounts owing hereunder are payable to the New York Agency of The Bank of Nova Scotia, 1 Liberty Plaza, New York, New York, through the Fed Wire in Federal Funds using ABA #026002532 for the account of The Bank of Nova Scotia, or in such other manner as the holder hereof may direct the Borrower in writing.

This Note shall be governed by and construed in accordance with the laws of the state of New York. Presentment, demand, protest and notice of dishonor and non-payment are hereby waived by the undersigned.

                                        REXENE CORPORATION

                                        By:   /s/  GEFF PERERA
                                            ------------------------------------
                                            Title: Executive Vice President
                                                   and Chief Financial Officer
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                               REXENE CORPORATION

                        GRID SCHEDULE TO PROMISSORY NOTE

                              Dated August 5, 1996


Date of       Amount       Amount
Advance/        of           of          Security      Interst     Interest
Payment       Advance      Payment         Date        Period        Date
- -------       -------      -------       --------      -------     --------